Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Western Asset Managed High Income Fund Inc.:

We consent to the use of our report dated April 16, 2015, with respect to the financial statements of Western Asset Managed High Income Fund Inc. as of February 28, 2015, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

January 11, 2016